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                                                                 EXHIBIT 4.12


                               SECOND AMENDMENT TO
                                CREDIT AGREEMENT
                                ----------------

                This Second Amendment to Credit Agreement is made and entered into this 30 day of December, 1996, by and between EVERFLOW EASTERN, INC., an Ohio corporation (the "Company"), EVERFLOW EASTERN PARTNERS, L.P., a Delaware limited partnership (the "Partnerships") (the Company and the Partnership being referred to collectively as the "Borrower"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association (the "Lender").

                  RECITALS:
                  ---------

                Borrower and Lender have entered into a Credit Agreement dated January 19, 1995, pursuant to which Lender has agreed to make loans to Borrower upon the terms and conditions set forth in the Credit Agreement. Borrower and Lender have agreed, and by this Amendment, do hereby agree to further amend the Credit Agreement so as to extend the terms of this Agreement and the loans made thereunder.

                  NOW, THEREFORE, the Credit Agreement is amended in the following respects:

                  1. The definition of "Commitment Termination Date" in
Section 1.2 is amended to read as follows:

                    "Commitment Termination Date" shall mean November 1, 1998."

                  2. In all other respects, the terms and provisions of the Credit Agreement are hereby confirmed.



                  IN WITNESS WHEREOF, this Second Amendment has been executed by the parties on the date first above written, but effective for all purposes, as of December 31, 1996.


BANK ONE, TEXAS, NATIONAL                  EVERFLOW EASTERN, INC.
ASSOCIATION


By: /s/ James S. Bolinger                  By:  /s/ William A. Siskovic
   -----------------------------              -----------------------------
   James S. Bolinger, Vice President       Its:  Vice President


                                           EVERFLOW EASTERN PARTNERS, L.P.

                                           By:  Everflow Management Company,
                                                  its general partner


                                           By:  Everflow Management Corporation

                                           By: /s/ William A. Siskovic
                                              -------------------------------
                                           Its:  Vice President